DATED       10th FEBRUARY        1999
--------------------------------------

(1)         MSU (UK) LIMITED

(2)         MCLAUGHLIN INTERNATIONAL




                             CONSULTANCY AGREEMENT






                                PHOENIX WALTERS
                             CARDIFF UNITED KINGDOM
                                WDS/MSU/1M78013

                                    CONTENTS
                                    --------

PARTIES
-------

CLAUSES
-------

1.  Interpretation
2.  Consultancy Services
3.  Duration
4.  Consultant's Obligations
5.  Fee
6.  Expenses
7.  Termination
8.  Confidential Information
9.  Tax Liabilities
10. Entire Agreement
11. Notices
12. Governing Law Jurisdiction and Service of Process
13. Restriction of Assignment

THIS AGREEMENT is made   10th February 1999

PARTIES
-------

(1) MSU (UK) LIMITED whose registered office is at 526-528 Elder House Elder Gate Milton Keynes United Kingdom MK9 1LR ("the Company")

(2) McLaughlin International of 13750 US 281 North Suite 660 San Antonio Texas 78232 United States of America ("the Consultant")

AGREEMENT
---------

1.  INTERPRETATION
    --------------

In this Agreement:

1.1 The following words and expressions shall have the following meanings:

    "the Commencement Date"         10th February 1999

    "Services"                      the services to be provided by the
                                    Consultant to the Company set out in the Schedule to this Agreement

    "the Territory"                 the United States of America or such
                                    other countries as shall time to time be agreed in writing

2.  CONSULTANCY SERVICES
    --------------------

The Company engages the Consultant to provide the Services to the Company and the Consultant agrees to provide the Services upon the terms and conditons set out in this Agreement

2.  DURATION
    --------

This Agreement shall commence on the Commencement Date and subject to the provisions of clause 7 shall be for an initial term of 6 months terminating on the 9th August 1999. The Company may at its option extend the term of this agreement for a further term from 9th August 1999.

4.  CONSULTANT'S OBLIGATIONS
    ------------------------

4.1 During the period of this Agreement the Consultant shall make himself or his staff available to the Company and devote such of his time attention and abilities to the Company's business for such periods during each week of this Agreement as may be necessary to fulfil his obligations in the Territory

4.2 The Consultant shall perform his obligations and provide the Services with reasonable skill and care

5.  FEE
    ---

In consideration of the Services to be rendered by the Consultant the Company shall pay to the Consulant:-

5.1 a monthly fee of $7,500.00 per month payable monthly in arrears to be paid within 14 days of delivery of the Consultant's invoice therefor

5.2 by way of further consideration to issue upon execution of this agreement 100,000 warrants of MSU Corporation Common Stock exercisable at $1.50 for a term of 5 years from the Commencement Date. In the event of the Company electing an extension of the Term for a second period of 6 months pursuant to cl 3 above the Consultant shall be entitled to receive a further 100,000 warrants of MSU Corporation Common Stock exercisable at $1.50 for a term of 5 years from the Commencement Date.

5.3 In the event of the Company electing to extend the Term for a period in excess of one year for any reason then the Consultant shall be entitled to exercise any further warrants at a price of $1.50

6.    EXPENSES
      --------

The Company shall reimburse to the Consultant all travelling and other out of pocket expenses reasonably incurred by him in the proper provision of the Services provided that on request the Consultant shall provide the Company with such vouchers or other evidence of actual payment of such expenses that the Company may reasonably require. All expenses incurred in excess of $1000.00 in respect of any single item or $3000.00 cumulatively in any one month period shall require the prior written approval of the Company.

7.    TERMINATION
      -----------

Notwithstanding Clause 3:-

7.1 the Company may be notice in writing immediately terminate this Agreement if the Consultant shall:-

     7.1.1 be in breach of any of the terms of this Agreement which in the case of a breach capable of remedy is not remedied by the Consultant within 21 days of receipt by the Consultant of a notice from the Company specifying the breach and requiring its remedy

     7.1.2 be incompetent guilty of gross misconduct and/or any serious or persistent negligence in respect of his obligations hereunder

     7.1.3 fail or refuse after written warning to carry out the duties reasonably and properly required of him hereunder

     7.1.4 be unable through illness or injury to provide any services to the Company

7.2 the Consultant may by notice in writing immediately terminate this Agreement if:

     7.2.1 the Company shall fail to make punctual payment of all sums due to the Consultant under the terms of this Agreement

     7.2.2 the Company is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the Company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the Company under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed or ceases for any reason to carry on business or takes or suffers any similar action which in the opinion of the Consultant means that the Company may be unable to pay its debts

8.   CONFIDENTIALITY

8.1 The Consultant shall not except as authorised or required by his obligations reveal to any person any information concerning the Company which may come to his knowledge and shall keep with complete secrecy all information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company or its business or may be likely so to do

8.2 This restriction shall continue to apply at the termination of this Agreement without limit in point of time but shall cease to apply to information which may come into the public domain other than through the fault of the Consultant

8.3 The Consultant or his personal representatives shall upon the termination of his engagement immediately deliver up to the Company all correspondence documents specification papers and property belonging to the Client (and all copies thereof) which may be in his possession under his control

9.   TAX LIABILITIES

It is hereby declared that it is the intention of the parties that the Consultant shall be responsible for all tax liabilities or similar charges in respect of his fees and the Consultant hereby indemnifies the Company in respect of any claims that may be made by the relevant authorities against the Company in respect of tax or similar charges relating to the Services provided hereunder

10.  INDEMNIFICATION

10.1 The Consultant shall fully indemnify and hold harmless the Company against any claims costs and expenses or actions brought by third parties against the Company arising from the services rendered by the Consultant in connection with this agreement except for any liabilities, claims and lawsuits arising out of acts or omissions of the Company. This indemnity shall include all costs and expenses of refuting defending or settling any claims as well as any damage or compensation ordered to any third party by any Court.

10.2 The Company shall fully indemnify and hold harmless the Consultant against any claims costs and expenses or actions brought by third parties against the Consultant arising from the services rendered by the Consultant in connection with this agreement except for any liabilities, claims and lawsuits arising out of acts or omissions of the Consultant. This indemnity shall include all costs and expenses of refuting defending or settling any claims as well as any damage or compensation ordered to any third party by any Court in relation to the foregoing.

11.  ENTIRE AGREEMENT

In relation to its subject matter this Agreement represents the entire understanding and constitutes the whole agreement and supersedes any previous agreement between the parties and save as provided in this Agreement no party has relied on any representation made by any other party who is not a party to this Agreement

12.  NOTICES

12.1 A notice approval consent or other communication in connection with this
     Agreement:

     12.1.1 must be in writing;

     12.1.2 in the case of the Company must be marked for the attention of Wynford Peter Holloway - Chairman and William D Snowdon - Secretary

     12.1.3 must be left at the address of the addressee or sent by prepaid ordinary post (airmail if posted to or from a place outside the United Kingdom) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Agreement or if the addressee notifies another address or facsimile number in England and Wales then to that address or facsimile number

12.2 A notice approval consent or other communication shall take effect from the time it is received (or if earlier the time it is deemed to be received in accordance with clause 12.3) unless a later time is specified in it

12.3 A letter or facsimile is deemed to be received

     12.3.1 in the case of a posted letter unless actually received earlier on the tenth day after posting if posted to or from a place outside the United Kingdom; and

     12.3.2 in the case of facsimile on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient

13.  GOVERNING LAW JURISDICTION AND SERVICE OF PROCESS

13.1 This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York

13.2 Each party irrevocably agrees the Courts of the State of New York shall have exclusive jurisdiction in relation to any claim dispute or difference concerning this Agreement and any matter arising therefrom

13.3 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts to claim that the action has been brought in an inconvenient forum or to claim that those Courts do not have jurisdiction

14.  RESTRICTION ON ASSIGNMENT

No party may assign his or its rights under this Agreement

     IN WITNESS whereof this Agreement has been entered into the day and year first before written

                                  THE SCHEDULE

                                  The Services

To act during the Term as the Company's non exclusive sales representative for the products including but not limited to the Slipstream(TM) Internet Access Device ("the Product") with a view to achieving sales and or strategic commercial alliances for the commercial exploitation of the Product in the Territory





SIGNED by                                     )  /s/ William D. Snowdon
duly authorised on behalf of the Company      )




SIGNED by                                      )  /s/ Mark McLaughlin
duly authorised on behalf of the Consultant    )